Exhibit 99.1

Equity LifeStyle Properties

Our Story

One of the nation’s largest real estate networks with 387 properties containing 143,895 sites in 32 states and British Columbia Unique business model uOwn the land uLow maintenance costs/customer turnover costs uLease developed sites

High-quality real estate locations uMore than 80 properties with lake, river or ocean frontage uMore than 100 properties within 10 miles of coastal United States uProperty locations are strongly correlated with population migration uProperty locations in retirement and vacation destinations

Stable, predictable financial performance and fundamentals uBalance sheet flexibility

In business for more than 40 years

Property Locations

4 3 2

WA ME ND

MN

4 MT 3 OR VT

WI NY

WY 4 MI NH ID 4 CA SD 2 2 3 MA

NV 3 RI

7 NE IA 5 PA 6 6 6 IN OH

UT CO IL 6 NJ

9 2 2

16 WV DE

4 7 KS

AZ MO KY VA

11 NM NC 4 TN

6 26 OK AR

6 SC

MS

TX AL GA LA

FL 8

6

17 10 37

14 4 14

9

10

Steady,Predictable Revenue Streams Property Operating

Revenue Buckets(1)

Property/Site composition Transient 5.1%

• 202 home manufactured/resort communities Seasonal 3.8% u71,600 sites Annual

Right to Use

• 185 RV resorts 7.5% u72,300 sites

uAnnuals 26,700 Annual RV

uSeasonal 10,700 14.9% uTransient 10,800 uMembership sites 24,100 Annual MH

68.7%

Note:

(1) Property revenue buckets reflect estimated 2015 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on October 19, 2015

(“ELS Reports Third Quarter Results”). All Annual Revenue = 91.1%

Our Lifestyle Options

Customers own the units they place on our sites uManufactured homes uResort cottages (park models) uRecreational vehicles

We offer a lifestyle and a variety of product options to meet our customers’ needs We seek to create long-term relationships with our customers

RV Site

Manufactured Home

RV Resort Cottage

Favorable Customer Demographics

The population of people age 55 and older is expected to grow 28% from 2015 to 2030 Roughly 10,000 Baby Boomers will turn 65 every day through 2030

U.S. Population Over Age 55 (in thousands)

120,000

100,000

80,000 New Residents

60,000 MH uAverage age: 62 years RV u Average age: 55 years

40,000

20,000

0

2015 2020 2025 2030

Note:

Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010. 5

Track Record

Item IPO Year—1993 2015

Properties 41 387 Sites 12,312 143,895 States 16 32 FFO Per Share (1) $0.47 $2.84 Normalized FFO Per Share (1) $0.47 $3.03 Common Stock Price (2) $6.44 $60.48 Enterprise Value (3) $296 million $7.8 billion Dividend Paid Cumulative (4)—$18.90 Cumulative Total Return (5)—2,479% S&P 500 Total Return (5)—636%

Note:

(1) See pages 12 and 13 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K.

(2) The 1993 stock price is adjusted for stock splits; the 2015 price is the closing price as of October 30, 2015. (3) The 2015 enterprise value is as of October 31, 2015. See page 9.

(4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through October 30, 2015 and adjusted for stock splits.

(5) Source: SNL Financial from IPO through October 30, 2015 (calculation assumes common dividend reinvestment).

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10-Year Total Return Performance 300 Equity Lifestyle Proper1es, Inc.

--

10 Years Total Return (%) 250 200 150 100 50 0

--50

--100 10/28/05 10/28/06 10/28/07 10/28/08 10/28/09 10/28/10 10/28/11 10/28/12 10/28/13 10/28/14 10/28/15

ELS (+250%) S&P 500 (+114%)

SNL US REIT Equity (+121%)

Total Return Performance Since IPO 3,000.00

Equity Lifestyle Proper1es, Inc. Total Return (%) Since IPO 2,500.00 2,000.00 1,500.00 1,000.00 500.00 0.00 5/27/93 5/27/94 5/27/95 5/27/96 5/27/97 5/27/98 5/27/99 5/27/00 5/27/01 5/27/02

5/27/03

5/27/04

5/27/05

5/27/06

5/27/07

5/27/08

5/27/09

5/27/10

5/27/11

5/27/12

5/27/13

5/27/14

5/27/15

ELS

(+2,479%) S&P 500 (+636%)

SNL

US

REIT

Equity

(+945%)

Notes:

Source: SNL Financial

(1) Total return calculation assumes dividend reinvestment.

(2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe.

(3) Stock price date from IPO as of October, 30 2015.

Consistent Same Store NOI Growth and Outperformance

3.8

positive ELS has same maintained store 3.1 NOI growth in all 2.8 quarters at least Q3 since 1998.

98 99 99 00 00 01 01 02 02 03 03 04 04 0505 06 0607 07 08 08 09 09 10 10 1111 12 12 13 1314 14 15 15

3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q1Q3Q1Q3Q1Q3Q 1Q 3Q 1Q 3Q 1Q2Q

Note:

(1) Source for Same Store NOI data: Citi Investment Research, August 2015. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty.

Comparison of ELS to Multifamily

Same

Store

NOI

Indexed

Growth

(1)

ELS compounded Same Store 190

NOI growth rates significantly 180

outperformed the REIT Multifamily 170

160

industry since 1999. 150

140

130

120

110

100

ELS Index(2) Multi-family Index(2)

Note:

(1) Source: Citi Investment Research, May 2015. Same Store Indexed Growth assumes initial investment of $100 multiplied by the annual same store NOI growth rate. (2) Source: Citi Investment Research, May 2015. Averages equal annualized quarterly same store NOI averages collected by Citi.

Capital Structure

As of October 31, 2015 (in millions)

Total enterprise value is $7.8 billion

Debt to enterprise value is 27.5% Debt Maturity

$400 million available line of credit $350,000

$300,000

OPU’s $435.9, 5.5% thousands) $250,000 Term Loan $200.0, 2.6% Preferred $136.1, 1.7% (in

Debt $200,000 $150,000

$100,000

Common(1)

Mortgage Debt $65. 5,098. 2%4 Outstanding $50,000 $25. 1,952. 0%7 $0

2015 ‘16 ‘17 ‘18 ‘19 ‘20* ‘21 ‘22 ‘23 ‘25 ‘28 ‘34 ‘38 ‘39 ‘40

*Includes $200 million Year Fully Amortizing Debt unsecured debt

Note:

(1) Stock price as of October 30, 2015. 9

Performance Update

198 Manufactured Home Communities(1) 184 RV Resorts(1) uCore(2) occupancy of 93% as of 10/31/2015 uCore resort base rental income uCore occupancy has grown 24 consecutive growth for the month ended quarters through 9/30/2015 10/31/2015 is 7.8%(3) uCore community base rental income growth uCore rental income growth rate for the month ended 10/31/2015 is 3.9%(3) from annuals for the month ended 10/31/2015 is 5.5%(3)

Note:

(1) Excludes joint venture sites.

(2) Core Portfolio is defined as properties acquired prior to December 31, 2013.

The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended October 31, 2014. 10

2016 Guidance(1)

Normalized FFO of $294.9 million u $3.15—$3.25 per fully diluted share u6% growth

Core NOI growth of 4.0% uCore MH rent growth of 3.5% uCore RV revenue growth of 5.1%

2016 dividend of $1.70 per share u13% increase over 2015 u70% increase in last three years

Note:

(1) See pages 12 and 13 for the reconciliation and definition of FFO and Normalized FFO. The 2016 Normalized FFO and Core NOI growth are the mid-points of the respective estimated 2016 Normalized FFO and Core NOI growth disclosed in our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on October 19, 2015.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2014 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. See Form 8-K filed October 19, 2015 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2015 or 2016 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of Funds From Operations (FFO)	2011	2012	2013	2014	2015 (1)	2016 (1)
Net income available for common shares	**$22.8**	**$54.8**	**$106.9**	**$118.7**	**$129.6**	**$162.8**
Income allocated to common OP units	3.1	5.1	9.7	10.5	11.1	13.9
Series B Redeemable Preferred Stock Dividends	0.5	-	-	-	-	-
Right-to-use contract revenue and commissions deferred, net	7.1	3.5	3.3	2.9	3.4	3.9
Depreciation on real estate assets and other	81.2	100.0	102.7	101.2	103.5	102.9
Depreciation on rental homes	4.3	6.1	6.5	10.9	10.7	10.5
Depreciation on discontinued operations	-	-	1.5	-	-	-
Amortization of in-place leases	28.5	45.1	1.9	4.0	2.4	0.9
Gain on real estate	-	(4.6)	(41.5)	(1.5)	-	-
FFO available for common shares	**147.4**	**210.0**	**191.0**	**246.7**	**260.7**	**294.9**
Change in fair value of contingent consideration asset	-	(0.5)	1.4	(0.1)	-	-
Transaction costs	18.5	0.2	2.0	1.6	0.6	-
Loss from early extinguishment of debt	-	0.5	37.9	5.1	16.9	-
Normalized FFO available for common shares	**$165.9**	**$210.2**	**$232.3**	**$253.3**	**$278.2**	**$294.9**

Note:

(1) The 2015 and 2016 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on October 19, 2015.

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Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the up-front non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.

We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity LifeStyle Properties

Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com

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